SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c) of the Securities
Exchange Act of 1934

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CHINA ELECTRONICS HOLDINGS, INC
(Name of Registrant as Specified in its Charter)

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CHINA ELECTRONICS HOLDINGS, INC.
Building 3, Binhe District, Longhe East Road,
Lu An City, Anhui Province, China

INFORMATION STATEMENT
PURSUANT TO SECTION 14(C)
OF THE SECURITIES EXCHANGE ACT OF 1934
AND RULE 14C-2 THEREUNDER
(Dated December __, 2014)

NO VOTE OR OTHER ACTION OF THE COMPANY’S STOCKHOLDERS IS REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

BY UNANIMOUS WRITTEN CONSENT IN LIEU OF A MEETING OF THE BOARD OF DIRECTORS AND THE WRITTEN CONSENT OF STOCKHOLDER HOLDING  A MAJORITY OF THE VOTING RIGHTS OF THE OUTSTANDING SHARES OF COMMON STOCK OF CHINA ELECTRONICS HOLDINGS, INC., WE HAVE ADOPTED AND APPROVED RESOLUTIONS WHICH AUTHORIZED US TO ACT ON A PROPOSAL TO AMEND OUR ARTICLES OF INCORPORATION CHANGING OUR NAME FROM CHINA ELECTRONICS HOLDINGS, INC. TO CHINA CRAZY BUY HOLDINGS INC.  A VOTE OF THE REMAINING STOCKHOLDERS IS NOT NECESSARY.

INTRODUCTION

This Information Statement is being furnished on or about the date first set forth above to holders of record as of the close of business on December 2, 2014 (the "Record Date") of the common stock, par value $0.0001 per share ("Common Stock"), of China Electronics Holdings, Inc., a Nevada corporation (“CEHD,” "we, "our" or the "Company"), in connection with the following corporate actions:

The purpose of the Information Statement is to notify our stockholders that on December 2, 2014, the Company received a consent of the Board of Directors (the “Board”) and of the holder of 11,556,288 of the issued and outstanding shares of our Common Stock, representing 68.9% of the issued and outstanding shares of our Common Stock (the “Consents”).  The Consents adopted resolutions which authorized the Company to act on a proposal to amend its Articles of Incorporation to change the name of the Company from “China Electronics Holdings, Inc.” to “China Crazy Buy Holdings, Inc.” (the “Amendment”).

The action will become effective on a date that is not earlier than 21 days after this Information Statement is first mailed to our stockholders.

Because the stockholder holding at least a majority of the voting rights of our outstanding Common Stock has voted in favor of the foregoing action, and such stockholder has sufficient voting power to approve such actions through his ownership of Common Stock, no other stockholder consents will be solicited in connection with the transaction described in this Information Statement.  The Board is not soliciting proxies in connection with the adoption of these resolutions, and proxies are not requested from stockholders.

In accordance with our bylaws, our Board has fixed the close of business on December 2, 2014 as the record date for determining the stockholders entitled to notice of the above noted action. This Information Statement is being mailed on or about December 12, 2014 to stockholders of record on the Record Date.

Our stockholders are not entitled to appraisal rights under the Company’s Articles of Incorporation, bylaws or Nevada corporate law with respect to the actions taken.

DISTRIBUTION AND COSTS

We will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. In addition, we will only deliver one Information Statement to multiple security holders sharing an address, unless we have received contrary instructions from one or more of the security holders. Also, we will promptly deliver a separate copy of this Information Statement and future stockholder communication documents to any security holder at a shared address to which a single copy of this Information Statement was delivered, or deliver a single copy of this Information Statement and future stockholder communication documents to any security holder or holders sharing an address to which multiple copies are now delivered, upon written request to us at our address noted above.

Security holders may also address future requests regarding delivery of information statements by contacting us at the address noted above.

NAME CHANGE AMENDMENT

Approval to implement the Amendment requires the affirmative vote of the holders of a majority of the voting power of the Company. Because the stockholder holding at least a majority of the voting rights of our outstanding Common Stock has voted in favor of the foregoing action, and such stockholder has sufficient voting power to approve such actions through his ownership of Common Stock, no other stockholder consents will be solicited in connection with the transactions described in this Information Statement.  The Board is not soliciting proxies in connection with the adoption of these proposals, and proxies are not requested from stockholders.

In addition, the Nevada Revised Statutes (“NRS”) require the affirmative vote of the holders of a majority of the voting power of the Company and provide in substance that stockholders may take action without a meeting of the stockholders and without prior notice if a consent or consents in writing, setting forth the action so taken, is signed by the holders of the outstanding voting shares holding not less than the minimum number of votes that would be necessary to approve such action at a stockholders meeting.  The action is effective when written consents from holders of record of a majority of the outstanding shares of voting stock are executed and delivered to the Company.

The Company has no class of voting stock outstanding other than the Common Stock. There are currently 16,775,113 shares of Common Stock outstanding, and each share of Common Stock is entitled to one vote.  Accordingly, the vote or written consent of stockholders holding at least 8,387,557 shares of the Common Stock issued and outstanding is necessary to approve the Amendment. In accordance with our bylaws, our Board of Directors has fixed the close of business on December 2, 2014 as the record date for determining the stockholders entitled to vote or give written consent.

On December 2, 2014, the Board of Directors and the holder of 11,556,288 shares of Common Stock, representing 68.9% of the 16,775,113 outstanding shares of common stock, executed and delivered to the Company the Consents. Accordingly, in compliance with the NRS, at least a majority of the outstanding voting shares has approved the Amendment.  As a result, no vote or proxy is required by the stockholders to approve the adoption of the foregoing action.

REASON FOR NAME CHANGE

The Name Change Amendment has been adopted in view of our decision to engage in E-Commerce business. On December 2, 2014, our Board of Directors adopted and approved the decision that there is limited growth potential in terms of scale and profitability for the Company’s existing business as a wholesale distributor of electronic appliances to rural markets in China. Management and the Board of Directors of the Company decided to maintain but without expansion of its existing distribution network, including company owned stores, exclusive franchise stores and non-exclusive franchise stores, and sell its existing inventory over the next two years through its wholesale distribution business of electronic appliances to rural markets in Anhui province, China, and thereafter discontinue its current traditional wholesale distribution business. The Company’s current future business plan is to identify and invest in early-stage O2O (online to offline) and B2C (business to customers) E-commerce companies, focusing on sale of locally produced raw and packaged cooked food, beverage, fresh fruits and vegetables to domestic consumers in counties, towns and rural markets in Anhui Province, that have the potential to revolutionize traditional industries and transform markets. We anticipate acquiring or investing in companies with businesses that are either at early stage or existing and require capital investment in order to achieve scale. Our management team believes that the e-commerce industry is an exciting new avenue for us to reach the growing consumer market in China. With Chinese consumers already used to e-commerce business transactions, we will have opportunity to generate greater revenue by using innovative business model, which will allow us to capture more market share.  Management believes that its new proposed name “China Crazy Buy Holdings, Inc. is more descriptive of its new business focus and its projected activities in the e-commerce industry.

 Under Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended, the Amendment may not be effective  with the Secretary of State of the State of Nevada to change the Company’s name until at least twenty (20) calendar days after this Information Statement is first mailed to our stockholders, which is anticipated to be on or about January 6, 2014, twenty (20) days after the mailing of this Information Statement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of December 1, 2014 the number of shares of our common stock beneficially owned by (i) each person or entity known to us to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each of executive officer and directorof our Company and (iii) all of our officers and directors as a group. Information relating to beneficial ownership of common stock by our principal stockholders and management is based upon information furnished by each person using beneficial ownership concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be the beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to dispose or direct the disposition of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Each beneficial owner's percentage ownership is determined by assuming that options or warrants that are held by such person (but not those held by any other person) and which are exercisable within 60 days from the date of this report have been exercised. Except as noted below, each person has sole voting and investment power. Except as indicated below, the address of each stockholder listed below is c/o China Electronics Holdings, Inc,  Building 3, Binhe District, Longhe East Road, Lu An City, Anhui Province, China. The percentages below are calculated based 16,775,113 shares of common stock outstanding as of December 1, 2014.

Name of Beneficial Owner	Positions with the Company	Amount and Nature of Beneficial Ownership	Percent of Class
Directors and Officers :
Hailong Liu	Chairman, CEO, President, CFO and Director	11,556,288	68.9%
Haibo Liu	Director and Vice President	0	--
All officers and directors as a group (2 persons)		11,556,288	68.9%
Owners of More than 5% of Shares:
Professional Capital Partners, Ltd. 1400 Old Country Road Suite 206, Westbury NY 11590		1,463,750	8.7%

INTEREST OF CERTAIN PERSONS IN OR IN
OPPOSITION TO MATTERS TO BE ACTED UPON

No director, executive officer, associate of any officer or director or executive officer, or any other person has any interest, direct or indirect, by security holdings or otherwise, in the matters herein which is not shared by all other stockholders.

OTHER MATTERS

The Board knows of no other matters other than those described in this Information Statement which have been approved or considered by the holder of a majority of the shares of the Company’s voting stock.

December 2, 2014	By order of the Board of Directors

/s/ Hailong Liu
Hailong Liu
Chairman of the Board and Chief Executive Officer

/s/ Haibo Liu
Haibo Liu, Director and Vice President

AMENDMENT TO ARTICLES OF INCORPORATION
OF
CHINA ELECTRONICS HOLDINGS, INC..

China Electronics Holdings, Inc,, a corporation organized and existing under the laws of the State of Nevada, hereby certifies as follows:

1. The name of the corporation is China Electronics Holdings, Inc.  The date of filing of its original Articles of Incorporation with the Secretary of State was in July 2007;

2 This Amended Articles of Incorporation amends Article I of the Articles of Incorporation of this corporation by replacing the name " China Electronics Holdings, Inc." with the name "China Crazy Buy Holdings, Inc".

3.The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in a case of a vote of classes or series or may be required by the provisions of the articles of incorporation in favor of the amendment, is 68.9%.

Signed on this __ day of December, 2014

/s/ Hailong Liu
Hailong Liu
Chief Executive Officer